UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2009
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (I.R.S. Employer Identification No.)
13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)
(713) 690-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On May 5, 2009, Frank J. Bramanti, Chief Executive Officer (“CEO”) of HCC Insurance Holdings, Inc. (the “Company,” or “HCC”), informed the Company of his decision to retire and tendered his resignation as CEO effective at 5:00 P.M. Central Time on May 5, 2009. In connection with his resignation as CEO, Mr. Bramanti entered into a Separation Agreement with the Company, effective May 5, 2009 (the “Separation Agreement”), pursuant to which he is to receive a cash payment in the amount of $1,000,000 and a final monthly contribution of deferred compensation on May 31, 2009. In addition, subject to approval of our Compensation Committee at its next regularly scheduled meeting, options held by Mr. Bramanti that are vested on the effective date of his resignation shall remain exercisable for their term. A copy of the Separation Agreement is attached as Exhibit 10.1 and is incorporated by reference herein.
     The Company has appointed John N. Molbeck, Jr. to succeed Mr. Bramanti as CEO. Mr. Molbeck, who is 62 years old, has served as President and Chief Operating Officer (“COO”) of HCC since 2006 (a position he previously held from 1997 to 2002). From 2003 to 2005, he was Chief Executive Officer for Jardine Lloyd Thompson, a North American subsidiary of a U.K.-listed insurance broking concern, from which he retired in 2005. He has been a member of the Company’s Board since 2005.
     Under the terms of a revised Employment Agreement between Mr. Molbeck and the Company, effective May 5, 2009 (the “Employment Agreement”), Mr. Molbeck assumed the position of CEO on May 5, 2009. He will continue to serve as President and as a member of the Board.
     Mr. Molbeck will receive an annual base salary of $1,950,000, including deferred compensation, and is eligible to receive an annual cash and/or stock bonus payment determined in accordance with the Company’s 2008 Flexible Incentive Plan, if Mr. Molbeck is a participant in such plan, or if Mr. Molbeck is not a participant, as determined by the Board. The term of Mr. Molbeck’s Employment Agreement expires on May 31, 2013. A copy of the Employment Agreement is attached as Exhibit 10.2 and is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
     The Company issued a press release on May 6, 2009, announcing the resignations of Mr. Bramanti as CEO and announcing the appointment of Mr. Molbeck as President and CEO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed or furnished, as the case may be, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement between Frank J. Bramanti and HCC Insurance Holdings, Inc., effective May 5, 2009.
10.2	Employment agreement between John N. Molbeck, Jr. and HCC Insurance Holdings, Inc., effective May 5, 2009.
99.1	Press Release dated May 6, 2009.
     The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
     Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President & General Counsel

DATED: May 6, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement between Frank J. Bramanti and HCC Insurance Holdings, Inc., effective May 5, 2009.
10.2	Employment agreement between John N. Molbeck, Jr. and HCC Insurance Holdings, Inc., effective May 5, 2009.
99.1	Press Release dated May 6, 2009.